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                                     BY-LAWS

                          Select Energy New York, Inc.

                  (F/K/A Niagara Mohawk Energy Marketing, Inc.)


                                    ARTICLE I

                                     Offices

      Section 1. The registered office shall be located at 1209 Orange Street, City of Wilmington, Delaware 19801.

      Section 2. The principal office of the corporation is located at 507 Plum Street, Syracuse, New York 13204. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                         Annual Meeting of Shareholders

      Section 1. All meetings of shareholders for the election of directors shall be held at such place as may be fixed from time to time by the board of directors.

      Section 2. Annual meetings of shareholders, commencing with the year 1994, shall be held on or about the first day of November at which time they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

      Section 3. Written or printed notice of the annual meeting stating the date, time and place of the meeting shall be mailed not less than ten nor more than sixty days before the date of the meeting by or at the direction of the


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president, the secretary or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting.

                                   ARTICLE III

                        Special Meetings of Shareholders

      Section 1. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      Section 2. Special meetings of the shareholders for any other purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the CEO or the board of directors.

      Section 3. Written or printed notice of a special meeting stating the date, time and place of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

      Notice of a shareholders' meeting to act on an amendment of the Certificate of Incorporation, on a plan of merger or share exchange, on a proposed sale of assets other than in the regular course of business, or on a plan of dissolution shall be given, in the manner provided herein, not less than twenty-five nor more than sixty days before the date of the meeting. Any such notice shall be accompanied by a copy of the proposed amendment, plan of merger, or share exchange, or plan of proposed sale of assets.

      Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

                                   ARTICLE IV

                           Quorum and Voting of Shares

      Section 1. A majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that


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matter except as otherwise provided by statute or by the Certificate of
Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

      Section 2. If a quorum is present, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless the vote of a greater number of affirmative votes is required by law or the Certificate of Incorporation.

      Section 3. Each outstanding share of stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders unless the Certificate of Incorporation or law provide otherwise. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

      In all elections for directors, each outstanding share of stock is entitled to one vote for as many persons as there are directors to be elected, or if the Certificate of Incorporation so provide, to cumulate their votes and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute the votes on the same principle among as many candidates as he may see fit.

      Section 4. Any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                    ARTICLE V

                                    Directors

      Section 1. The initial director will be the incorporator of the corporation. The initial director shall serve until removed by unanimous


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consent of the shareholders of the corporation. The shareholders will name the first board of directors to replace the initial director, which action will be taken by unanimous consent of the shareholders. Except during the period that the initial director serves, the number of directors shall be a minimum of three. Directors need not be residents of the State of Delaware nor shareholders of the corporation. The directors, other than the initial director and the first board of directors, shall be elected at annual meetings of the shareholders, and each director elected shall serve a one year term. A director having completed his term of office shall continue to serve until his successor shall have been elected. The first board of directors shall hold office until the first annual meeting of shareholders.

      Section 2. Any vacancy occurring in the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, the board of directors, or if the directors remaining in office constitute fewer than a quorum of the board, the vacancy may be filled by the affirmative vote of the directors remaining in office.

      Section 3. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

      Section 4. The directors may keep the books of the corporation, except such as are required by law to be kept within the State, outside of the State of Delaware, at such place or places as they may from time to time determine.

      Section 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

      Section 6. Except as provided by law, the stockholders of a corporation may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors.


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                                   ARTICLE VI

                       Meetings of the Board of Directors

      Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of Delaware. Meetings will be held in person or by telephone.

      Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

      Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

      Section 4. Special meetings of the board of directors may be called by the CEO on five days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the CEO or secretary in like manner and on like notice on the written request of two directors.

      Section 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

      Section 6. A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the Certificate of Incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting

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of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 7. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by each director entitled to vote with respect to the subject matter thereof and included in the minutes or filed with the corporate records reflecting the action taken.

                                   ARTICLE VII

                             Committees of Directors

      Section 1. A majority of the number of directors fixed by the by-laws or otherwise, may create one or more committees and appoint members of the board to serve on the committee or committees. To the extent provided by the board of directors or Certificate of Incorporation, each committee shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. Each committee shall have two or more members who serve at the pleasure of the board of directors. Each committee shall keep regular minutes of its proceedings and report the same to the Board when required.

                                  ARTICLE VIII

                                     Notices

      Section 1. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these by-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile.


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      Section 2. Whenever any notice is required to be given under the provisions of the statutes or under the provisions of the Certificate of Incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE IX

                                    Officers

      Section 1. The officers of the corporation shall be a chief executive officer ("CEO"), a secretary and a treasurer, and such other officers (i.e., vice president or others) as the board of directors may from time to time deem necessary and appropriate. All officers shall be chosen by the board of directors. The initial director, being the incorporator of the corporation, shall be authorized to name a president and secretary of the corporation for the sole purpose of issuing certificates evidencing the issuance of shares of the corporation. Such initial president and secretary shall be replaced by unanimous consent of the first board of directors.

      Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, a treasurer and a secretary, none of whom need be a member of the Board. The CEO shall also be elected at such meeting and shall be a member of the board.

      Section 3. The board of directors may appoint such other officers and agents, including a vice president, as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

      Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

      Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.


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                                     The CEO

      Section 6. The CEO shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, and shall see that all orders and resolutions of the board of directors are carried into effect. The CEO shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                                  The President

      Section 7. The president shall be the chief operating officer of the corporation and shall have general and active management of the business of the corporation and, in the absence of the CEO, shall carry out the functions of the CEO.

                               The Vice President

      Section 8. In the absence of the president or in the event of the president's death, inability or refusal to act, the vice president, if any, or, if there are more than one, the executive vice president, shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Each vice-president shall perform such other duties as from time to time may be assigned to such vice president by the president or by the board of directors.

                     The Secretary and Assistant Secretaries

      Section 9. The secretary, or, in the secretary's absence, any assistant secretary, shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when


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required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

      Section 10. The assistant secretary, if any, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                  The Treasurer

      Section 11. The treasurer shall render current and periodic reports of financial status to the board of directors. He shall be the chief financial officer of the corporation and shall fulfill such other duties and responsibilities as shall be assigned to him by the board of directors.

                                    ARTICLE X

                             Certificates for Shares

      Section 1. The shares of the corporation may be represented by certificates. Certificates shall be signed by the president or a secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.

      If the corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of each certificate, or each certificate shall have a statement that the corporation will furnish to any


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shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue different series within a class, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

      Section 2. The signatures of the officers upon a certificate may be facsimiles, unless otherwise provided in the Certificate of Incorporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

      Section 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificated security, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

      Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

                            Closing of Transfer Books

            Section 5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment


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thereof or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date for the determination of shareholders, such date in any case to be not more than seventy days. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders' entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

                             Registered Shareholders

      Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares or shares on the part of an other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE XI

                               General Provisions

                                    Dividends

      Section 1. Subject to the provisions of the Certificate of Incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in money or other property subject to any provisions of the Certificate of Incorporation.


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      Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     Checks

      Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                   Fiscal Year

      Section 4. The fiscal year of the corporation shall be the calendar year.

                                      Seal

      Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, State of Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                   ARTICLE XII

                                 Indemnification

      Section 1. The corporation shall fully indemnify, to the extent not expressly prohibited by law, each person involved in, or made or threatened to be made a party to, any action, claim or proceeding, whether civil or criminal, including any investigative, administrative, legislative or other proceeding, and including an action by or in the right of the corporation or any other corporation, or any partnership, joint venture, trust, employee


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benefit plan, or other enterprise, and including appeals therein (any such action or proceeding being hereinafter referred to as a "Matter"), by reason of the fact that such person, such person's testator or interstate (i) is or was a director or officer of the corporation, or (ii) is or was serving, at the written request of the corporation, as a director, officer, or in any other capacity, any other corporation, or any partnership, joint venture, trust, employee benefit plan, or otherwise enterprise, against any and all judgments, fines, penalties, amounts paid in settlement and expenses, including attorneys' fees, actually and reasonably incurred as a result of or in connection with any Matter, except as provided in the next paragraph.

      No indemnification shall be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled. In addition, no indemnification shall be made with respect to any Matter initiated by any such person against the corporation, or a director or officer of the corporation, other than to enforce the terms of this article, unless such Matter was authorized by the board of directors. Further, no indemnification shall be made with respect to any settlement or compromise of any Matter unless and until the corporation has consented to such settlement or compromise.

      In making any determination regarding any person's entitlement to indemnification hereunder, it shall be presumed that such person is entitled to indemnification, and the corporation shall have the burden of proving the contrary.

      Written notice of any Matter for which indemnity may be sought by any person shall be given to the corporation as soon as practicable and the corporation shall be permitted to participate therein. Such person shall cooperate in good faith with any request that common counsel be utilized by the parties to any Matter who are similarly situated, unless to do so would be


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inappropriate due to actual or potential differing interests between or among such parties.

                             Advancement of Expenses

      Section 2. Except in the case of a Matter against a director, officer or other person specifically approved by the board of directors, the corporation shall, subject to Section 1 above, pay expenses actually and reasonably incurred by or on behalf of such a person in connection with any Matter in advance of the final disposition of such Matter. Such payments shall be made promptly upon receipt by the corporation, from time to time, of a written demand of such person for such advancement, together with an undertaking by or on behalf of such person to repay any expenses so advanced to the extent that the person receiving the advancement is ultimately found not to be entitled to indemnification for part or all of such expenses.

                              Rights Not Exclusive

      Section 3. The rights to indemnification and advancement of expenses granted by or pursuant to this article (i) shall not limit or exclude, but shall be in addition to, any other rights which may be granted by or pursuant to any statute, corporate charter, by-law, resolution, or agreement, (ii) shall be deemed to constitute contractual obligations of the corporation to any director, officer or other person who serves in a capacity referred to herein at any time while this article is in effect, (iii) are intended to be retroactive and shall be available with respect to events occurring prior to the adoption of this article, and (iv) shall continue to exist after the repeal or modification hereof with respect to events occurring prior thereto. It is the intent of this article to require the corporation to indemnify the persons referred to herein for the aforementioned judgments, fines, penalties, amounts paid in settlement and expenses, including attorneys' fees, in each and every circumstance in which such indemnification could lawfully be permitted by express provisions of by-laws, and the


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indemnification required by this article shall not be limited by the absence of an express recital of such circumstances.

                           Authorization of Contracts

      Section 4. The corporation may, with the approval of the board of directors, enter into an agreement with any person who is, or is about to become, a director or officer of the corporation, or who is serving, or is about to serve, at the request of the corporation, as a director, officer or in any other capacity, any other corporation, or any partnership, joint venture, trust, employee benefit plan, or other enterprise, which agreement may provide for indemnification of such person and advancement of expenses to such person upon terms, and to the extent, not prohibited by law. The failure to enter into any such agreement shall not affect or limit the rights of any such person under this article.

                                    Insurance

      Section 5. The corporation may purchase and maintain insurance to indemnify the corporation and the directors and officers within the limits permitted by law.

                                  Severability

      Section 6. If any provision of this article is determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby.

                                  ARTICLE XIII

                                   Amendments

      Section 1. These by-laws may be amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board unless the Certificate of Incorporation or law reserve this power to the shareholders.


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